UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (December 20, 2021)

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2021, Stephen N. Ashman provided notice of his intention to retire from the Boards of Directors of Capital Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Capital Bank, N.A. (the “Bank”), as well as from any committees of such Boards of Directors on which he serves, effective December 31, 2021. Mr. Ashman serves as the Lead Director of the Bank, and as a member of the Audit Committee, Compensation Committee and Executive Committee of the Company’s Board of Directors. In addition, Mr. Ashman is a member of the Bank’s Executive, Special Asset, Audit, Executive, Human Resources, Loan and Asset/Liability Committees. In connection with Mr. Ashman’s retirement and his years of service to the Company and the Bank, the Company’s Board of Directors awarded Mr. Ashman with a one-time bonus of $200,000. In addition, Mr. Ashman agreed to the forfeiture of all of his outstanding unexercised stock options. Mr. Ashman’s decision to retire did not involve any disagreement with Company management or the Boards of Directors on any matter relating to the Company’s or the Bank’s operations, policies or practices.

On December 21, 2021, the Board of Directors of the Company, upon the recommendation of its Nominating and Corporate Governance Committee, approved the appointment of Jerome R. Bailey as a Class III director on the Company’s Board of Directors, effective as of December 31, 2021, to fill the vacancy following Mr. Ashman’s retirement. Mr. Bailey currently serves as a member of the Bank’s Board of Directors.

Mr. Bailey is considered an independent director under the applicable Securities and Exchange Commission and NASDAQ rules. He is also considered an underrepresented minority under NASDAQ’s recently approved rules for diverse board representation.

As a Class III director, Mr. Bailey will be subject to re-election at the Company’s annual meeting of stockholders to be held in 2023.

There are no arrangements or understandings between Mr. Bailey and any other person pursuant to which he was selected as director. Mr. Bailey will receive the same compensation as currently paid to the Company’s other Board members.

Item 7.01. Regulation FD Disclosure.

On December 27, 2021, the Company issued a press release announcing the resignation of Mr. Ashman and the appointment of Mr. Bailey. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”).

The information furnished under Item 7.01 and Item 9.01 of this Current Report, including Exhibit 99.1 to this Current Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

99.1	Press Release, dated December 27, 2021 (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

By: /s/ Edward F. Barry
Name: Edward F. Barry
Title: Chief Executive Officer
December 27, 2021

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